Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 33-11410) of Federated Municipal High Yield Advantage Fund and to the incorporation by reference of our report dated October 13, 2006 on Federated Municipal High Yield Advantage Fund, Inc. ("Predecessor Fund") included in the Annual Report to Shareholders for the fiscal year ended August 31, 2006.




       /s/ERNST & YOUNG LLP


Boston, Massachusetts
November 9, 2006